                                                                                                                                                                                                                                                                                                              Exhibit 99.1

Ronald E. Seeholzer
Vice President
Investor Relations

First Energy Corp.
76. S. Main Street
Akron, Ohio 44308
Tel 330-384-5415

March 31, 2009

TO THE INVESTMENT COMMUNITY:1

FirstEnergy Corp.’s Ohio electric utility operating companies Ohio Edison Company, The Cleveland Electric Illuminating Company (CEI) and The Toledo Edison Company (collectively, the Ohio Companies), will implement their amended Electric Security Plan (Amended ESP), filed as a Stipulation and Recommendation on February 19, 2009, as supplemented on February 26, 2009 through the filing of a Supplemental Stipulation (Case No. 08-935-EL-SSO).  The Public Utilities Commission of Ohio (PUCO) approved certain provisions of the ESP in an Order on March 4, 2009, and the remaining provisions in an Order on March 25, 2009.  Both Orders are available at www.puco.ohio.gov. This letter provides a summary of certain significant provisions of the Amended ESP.

Overview of the Amended ESP:

The Amended ESP results in generation price stability through May 2011, provides the PUCO flexibility to phase in the generation prices that become effective June 1, 2009, and settles pricing and service arrangements for the distribution of electric service through December 2011.

The Amended ESP captures many of the elements of the Ohio Companies’ original filing on July 31, 2008, with the inclusion of a competitive bidding process (CBP) to establish retail generation rates.  This Amended ESP addresses the diverse interests and concerns of the signatory parties, including the Staff of the PUCO and nearly 30 intervening parties.

Major Amended ESP Provisions:

▪
In April and May 2009, generation will be supplied from FirstEnergy Solutions Corp. (FES) to the Ohio Companies at the average wholesale rate established in the December 2008 Request for Proposal (RFP) process of $66.68 per megawatt-hour.  This wholesale rate, adjusted for distribution line losses of 4.78%, yields a retail rate of $69.87 per megawatt-hour on average for customers (excluding transmission costs).

1 Please see the forward-looking statements at the end of this letter.

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▪
The deferral of a portion of the purchased power costs for CEI will continue during April and May 2009, with recovery of the deferred balance plus carrying costs commencing June 1, 2011, over a 10-year period.  This deferral results from CEI retaining its retail rates at or near January 2009 levels.

▪
For the period beginning June 1, 2009, and extending through May 31, 2011, retail generation rates will be calculated based upon the results of a descending-clock CBP.  In this process, the Ohio Companies will seek to procure, on a slice-of-system basis, 100% of their full requirements supply, which includes energy and capacity, resource adequacy requirements, transmission and ancillary services.  The bidding will occur for a single, two-year product and there will not be a load cap for the bidders.  FES may participate without limitation.  This bidding process will be conducted in May 2009 by CRA International (CRA), an independent bid manager.  CRA will select the winning bidders, but the PUCO may reject the results within 48 hours of the conclusion of the auction consistent with the terms of the Amended ESP.  A detailed competitive bid timeline is included in Exhibit 1.  Additional information regarding the auction process is available at http://www.firstenergy-auction.com/2009/Auction/index.html

▪
The PUCO has the option to phase in the resulting generation pricing for retail customers subject to specified limits of $300 million in 2009, $500 million in 2010, and $200 million in 2011 in the aggregate for all three Ohio Companies, provided the Ohio Companies have the ability to finance the additional funds at commercially reasonable rates and terms.  Purchased power costs equal to the amounts constituting the phase-in discount will be deferred and collected through a rider.  Recovery of generation deferrals, including carrying charges, would commence June 1, 2011, for a period of up to 10 years.

▪
Winning wholesale bid prices will be incrementally adjusted to the extent that certain Midwest Independent Transmission System Operator, Inc. or other non-market-based, Federal Energy Regulatory Commission (FERC)-approved charges change, or are newly approved during the period June 1, 2009, through May 31, 2011.

▪
A generation service uncollectible rider will be established effective April 1, 2009, and initially set at an average rate of $0.000539 per kilowatt-hour (kWh).  The rider will be reconciled quarterly to reflect actual uncollectible generation costs from customers.

▪	Ohio renewable energy resource requirements for January 1, 2009, through May 31, 2011, are expected to be met using a separate, future RFP for renewable energy credits.

▪
CEI will write off 50% of the Extended Regulatory Transition Charge (RTC) balance as of May 31, 2009, estimated to be $216 million, and CEI RTC charges will be reduced as a result commencing June 1, 2009.  Recovery of the remaining RTC balance and Extended RTC balance has been modified from the process established in the Rate Certainty Plan as follows:

o	The current RTC rate and residential rate credits will remain in effect until May 31, 2009; and

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o
   The RTC rate and residential rate credits for the remainder of 2009 and 2010 will be the levelized amount necessary to recover any remaining RTC balance and Extended RTC balance, including carrying charges. See Exhibit 2 for additional details.

▪
The Ohio Companies commit to a base distribution rate freeze, subject to the significantly excessive earnings test, until December 31, 2011, except in cases of emergencies, for new or increased taxes or as otherwise provided for in the Amended ESP and to make aggregate capital investments in their distribution systems of no less than $615 million during the period January 1, 2009, through December 31, 2011.

▪	The Amended ESP provides for the implementation of a delivery service improvement rider effective April 1, 2009, through December 31, 2011, on average in the amount of $0.002 per kWh.

▪
The significantly excessive earnings test will specifically exclude the impact associated with the write-off of CEI regulatory assets, revenues associated with the delivery service improvement rider, a reduction of equity resulting from any write-off of goodwill and deferred carrying charges.

▪	The Amended ESP provides for the recovery of both new deferrals and those previously approved by the PUCO, including carrying charges. A listing of deferrals is included as Exhibit 3.

▪	The Amended ESP promotes economic development, provides rate discounts for qualifying schools, and supports an energy efficiency collaborative process.

▪
If the PUCO phases in generation rates for the Ohio Companies, a government aggregation group may elect to phase in generation rates for its members in an amount equal to any phase-in credit approved by the PUCO.

▪
Total regulatory one-time charges, including implementing the Amended ESP, are expected to be approximately $262 million, or $0.55 per share of common stock.  This includes CEI’s $216 million Extended RTC regulatory asset impairment and $46 million relating to other commitments made by the Ohio Companies.  These one-time charges will be reflected in earnings for the first quarter of 2009.

▪	The Amended ESP is conditioned upon all necessary FERC approvals to carry out the terms and conditions of the Amended ESP.

Upcoming FirstEnergy Investor Events

1st Quarter, 2009 Earnings Release Conference Call
May 5, 2009

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Deutsche Bank Energy, Utilities and Power Conference
May 27-28, 2009
Miami, FL

Bernstein Strategic Decisions Conference
May 28-29, 2009
New York, NY

Citi Power, Gas and Utilities Conference
June 4, 2009
New York, NY

If you have any questions concerning the information in this update, please contact me at (330) 384-5415, Irene Prezelj, manager of Investor Relations, at (330) 384-3859, or Rey Jimenez, manager of Investor Relations, at (330) 761-4239.

Sincerely,

Ronald E. Seeholzer
Vice President, Investor Relations

 Exhibit 1.
CBP Timeline
Date	Activity
Friday, March 20, 2009	Information Session #1
Thursday, March 26, 2009	Deadline: CRA announces tranche target and tranche size (% and MW)
Friday, March 27, 2009	Information Session #2 – in Columbus, OH
Friday, April 3, 2009	Deadline to submit Part 1 Applications
Tuesday, April 21, 2009	Information Session #3 (if needed)
Thursday, April 23, 2009	Deadline: CRA announces any update to the tranche size (MW)
Monday, April 27, 2009	Deadline to submit Part 2 Applications
Monday, May 4, 2009	Mock Auction for Registered Bidders
Friday, May 8, 2009	Deadline: CRA announces starting price to Registered Bidders
Wednesday, May 13, 2009	Auction for Registered Bidders
Wednesday, May 13, 2009	CRA notifies Companies and PUCO of results
Friday, May 15, 2009	Deadline for assessment from CRA and PUCO's consultant of whether the auction violated the bidding rules per the Stipulation
Monday, May 18, 2009	Standard Service Offer Master Agreements Signed
Monday, June 1, 2009	Power Flow

 Exhibit 2.
CEI RTC Revenue/Expense	2009	2010
	(in millions)
RTC Transition Revenue	$164	$0
RTC Extended Revenue	$91	$136
Transition Amortization	($70)	$0
Extended Amortization	($91)	($136)

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 Exhibit 3.
						Amount*
ESP Deferrals Summary						(in millions)
(1)	2006/2007 Deferred Fuel Expense					$230
	Company	Total
	OE	$116.2
	CEI	$79.7
	TE	$34.0
	Total	$229.9
	Recovery begins 1/1/11 (over 25 years)
	Amount reflects $10M write-off included in ESP

(2)	Deferred Distribution Cost Recovery Rider					$282
		OE	CEI	TE	Total
	RCP Distribution Deferral	$105.8	$124.1	$5.3	$235.2
	ETP Transition Tax Deferral	$19.3	$1.3	$1.6	$22.2
	Line Extension Deferral	$14.1	$7.2	$3.2	$24.5
	Total	$139.2	$132.6	$10.1	$281.9
	Recovery begins 1/1/11
	RCP distribution deferrals recovered over 25 years
	Tax and line extension deferrals recovered over a 5-year period
	Recovers post-date certain (5/31/07) amounts

(3)	2005 Deferred Transmission Costs					$44
	Company	Total
	OE	$23.4
	CEI	$14.5
	TE	$6.0
	Total	$43.9
	Recovery will begin 4/1/09 and end 12/31/10

(4)	Incremental Line Extension Costs Deferral					$0
	Represents new line extension cost deferrals from 1/1/09 through 12/31/11
	Recovery begins 1/1/12 over a 3-year period

(5)	CEI Purchased Power Deferrals					$160 (Est.)
	Recovery of approximately $32M per month through 5/31/09
	Estimated balance of approximately $160M as of 5/31/09
	Recovery begins 6/1/11 over a period not to exceed 10 years

(6)	Distribution Uncollectible Deferral					$0
	Recovers uncollectible expenses incurred after 12/31/08 plus carrying charges
	Recovery begins 4/1/09 via rider that will be adjusted quarterly

*	Amounts are 12/31/08 balances unless otherwise noted
	Deferrals accrue carrying charges at an 8.48% debt rate until recovery begins; thereafter
	at the then-embedded long-term debt rate of the combined companies until recovery is complete

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Forward-looking Statements
This Letter to the Investment Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding our management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Ohio and Pennsylvania, the impact of the PUCO's regulatory process on the Ohio Companies associated with the ESP and MRO filings, including any resultant mechanism under which the Ohio Companies may not fully recover costs (including, but not limited to, the costs of generation supply procured by the Ohio Companies, Regulatory Transition Charges and fuel charges), or the outcome of any competitive generation procurement process in Ohio, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gas emission regulations, the potential impacts of the U.S. Court of Appeals' July 11, 2008 decision requiring revisions to the CAIR rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the AQC Plan (including that such amounts could be higher than anticipated or that certain generating units may need to be shut down) or levels of emission reductions related to the Consent Decree resolving the NSR litigation or other potential regulatory initiatives, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the NRC (including, but not limited to, the Demand for Information issued to FENOC on May 14, 2007), the timing and outcome of various proceedings before the PUCO (including, but not limited to the distribution rate cases and the generation supply plan filing for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the RSP and the RCP, including the recovery of deferred fuel costs), Met-Ed's and Penelec's transmission service charge filings with the PPUC, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in our nuclear decommissioning trusts, pension trusts and other trust funds, and cause us to make additional contributions sooner, or in an amount that is larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with our financing plan and the cost of such capital, changes in general economic conditions affecting us, the state of the capital and credit markets affecting us, interest rates and any actions taken by credit rating agencies that could negatively affect our access to financing or its costs and increase our requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, the continuing decline of the national and regional economy and its impact on our major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which we do business, and the risks and other factors discussed from time to time in our SEC filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for our management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

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